EXHIBIT 99.2

Sucampo Announces Webcast of Its Presentation at the 2015 Cowen and Company Healthcare Conference

BETHESDA, Md., Feb. 22, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced that it will webcast its corporate presentation at the 2015 Cowen and Company Healthcare Conference taking place March 2, 2015 at 1:30 PM ET.

Investors interested in arranging a meeting with the Company's management during this conference should contact the conference coordinator.

The presentation will be webcast live and may be accessed from the Event Calendar page of Sucampo's website at http://investor.sucampo.com/phoenix.zhtml?c=201197&p=irol-calendar. Presentation slides will be available via the webcast links. A replay of the webcast will also be available on the Company's website for several days after the live event. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a registered trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

CONTACT: Silvia Taylor
         Senior Vice President,
         Investor Relations and Corporate Communications
         Sucampo Pharmaceuticals, Inc.
         1-240-223-3718
         staylor@sucampo.com